EXHIBIT  99.1

HEIN + ASSOCIATES LLP
Certified Public Accountants and Consultants
with offices in Denver, Houston and Los Angeles.
Telephone (214) 458-2296    Fax (214) 788-4943
12770 Coit Road, Suite 1150
Dallas, Texas 75251

November 15, 1994



Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 10549






We have read Item 4 of the Curtis Mathes Holding Corporation Form 8-K as amended by Form 8-K/A (Commission File Number 2-93668-FW) dated November 15, 1994, and concur with the statements made therein as they relate to us.

Very truly yours,

/s/   Hein + Associates LLP

HEIN + ASSOCIATES LLP

cc:  Curtis Mathes Holding Corporation





Member of MOORES ROWLAND INTERNATIONAL with associated firms throughout the world.